PHG/JPH

12118112

SEVENTH LEASE AMENDMENT

THIS SEVENTH LEASE AMENDMENT (the "Amendment")  is executed as of the 20th day of  December, 2012,by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"),  and INTERACTIVE INTELLIGENCE, INC., an Indiana corporation ("Tenant").

WHEREAS, Landlord (f/k/a Duke-Weeks Realty Limited Partnership) and Tenant entered into a  certain Office Lease Agreement dated April!, 2001, as amended by instruments dated September 19,

2001, December 13,2002, June 19,2007, April30, 2008, October 22,2008 and August 9, 201l(the "Sixth Amendment") (collectively,  the "Lease"), whereby Tenant leases from Landlord certain premises consisting of (i) approximately  120,000 rentable square feet of space (the "Original Premises") located in an office building commonly known as Woodland Corporate Park V, 7601 Interactive Way, Indianapolis, Indiana 46278, (ii) approximately  39,951 rentable square feet of space (the "First Takedown Space"), (iii)  approximately  22,930 rentable square feet of space (the "Second Takedown Space"), (iv) approximately

16,762 rentable square feet of space (the "Third Takedown Space"), (v) approximately  258 rentable square feet of space (the "Second Additional Space"), and (vi) approximately 8,931 rentable square feet of space (the "Third Additional Space") for a total of approximately 88,832 rentable square feet of space located in an office building commonly known as Woodland Corporate Park VI, 7635 Interactive Way, Indianapolis, Indiana 46278 (collectively, the "Woodland VI Space") and whereby Tenant leases from Landlord certain premises consisting of approximately  (i) 12,700 rentable square feet of space (the "Woodland I First Takedown Space"); (ii) 16,755 rentable square feet of space (the "Woodland I Second Takedown Space"); and (iii) 27,407 rentable square feet of space (the "Woodland I Third Takedown Space") located in an office building commonly known as Woodland Corporate Park I, located at 7602

Woodland Drive, Indianapolis, Indiana 46278 ("Woodland 1"). The Original Premises, Woodland VI Space, Woodland I First Takedown Space, Woodland I Second Takedown Space and Woodland I Third Takedown Space shall hereinafter collectively  be referred to as the "Leased Premises".

WHEREAS, Landlord and Tenant desire to amend Section 5.03 of the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1. Incorporation  of Recitals.   The above recitals are hereby incorporated into this

Amendment as if fully set forth herein.

2. Amendment of Section 5.03.  Landlord's Rights Regarding Use.   Section 5.03 ofthe

Lease is hereby amended by incorporating the following:

"Notwithstanding anything contained herein to the contrary, Landlord hereby acknowledges that Tenant maintains sensitive material within their Leased Premises and in the event Landlord, its employees and/or agents enter the Leased Premises, such individuals shall endeavor to exercise due care in maintaining the security of the Leased Premises and, if such entry is after normal working hours, shall secure the Leased Premises following such entry."

3. Representations.

(a) Tenant hereby represents that (i) Tenant is duly organized, validly existing and in good standing (if applicable)  in accordance  with the laws ofthe State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s)

executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents that (i) Landlord is duly organized, validly existing and in good standing (if applicable)  in accordance with the laws of the State under which it was organized; (ii)  Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.  Landlord represents that Woodland VI is properly zoned for the Permitted Use.

4. Examination of Amendment.   Submission of this instrument for examination  or signature to Tenant does not constitute  a reservation or option, and it is not effective until execution  by and delivery to both Landlord and Tenant.

5. Definitions.   Except as otherwise provided herein, the capitalized terms used in this

Amendment shall have the definitions set forth in the Lease.

6. Incor poration.   This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By: Duke Realty Corporation, its general partner

Dated: ___1.11.13	By: __/s/ Charles E. Podell
Charles E. Podell
Senior Vice President, Indiana

[SIGNATURES  CONTINUED ON THE FOLLOWING PAGE]

TENANT:
INTERACTIVE INTELLIGENCE, INC., an Indiana corporation
Dated: ___12.20.12
By: /s/ Stephen R. Head
Printed: Stephen R. Head
Title: CFO

State of Indiana )
)SS:
County of Marion)

Before me, a Notary Public in and for said County and State, personally appeared Stephen R. Head, by me known and by me known to be the Chief Financial Officer of Interactive Intelligence,  Inc., an Indiana  corporation, who acknowledged  the execution of the foregoing "Seventh Lease Amendment"  on behalf of said  corporation.

WITNESS my hand and Notarial Seal this 20 of December, 2012.

/s/ Krisanna Long
Notary Public

Krisanna Long
Printed Signature

My Commission Expiries: July 2, 2016
My County of Residence: Marion County